Exhibit 5

                                                                EXECUTION COPY




                           STOCK PURCHASE AGREEMENT

                            dated December 16, 2001

                                     among


                              CENDANT CORPORATION

                                      and

                       CARDIGAN ACQUISITION CORPORATION

                                      and

                        THE BENNETT FUNDING GROUP, INC.

                                      and

                 BENNETT MANAGEMENT & DEVELOPMENT CORPORATION

                                      and

                        BENNETT RECEIVABLES CORPORATION

                                      and

                      BENNETT RECEIVABLES CORPORATION II

                                      and

                          THE PROCESSING CENTER, INC.

                                      and

                         RESORT SERVICE COMPANY, INC.

                                      and

                      AMERICAN MARINE INTERNATIONAL, LTD.

                                      and

                           ALOHA CAPITAL CORPORATION

                               Table of Contents

                                                                           Page

               ARTICLE 1. PURCHASE AND SALE OF TARGET SECURITIES

1.1      Agreement to Purchase and Sell.......................................2
1.2      Purchase Price.......................................................2

                              ARTICLE 2. CLOSING

2.1      Closing..............................................................2
2.2      Sellers' Closing Deliveries..........................................2
2.3      Purchaser's Closing Deliveries.......................................3

           ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS

3.1      Ownership of Stock; Title............................................3
3.2      Organization.........................................................4
3.3      Authority............................................................4
3.4      No Violation; Consents and Approvals.................................4
3.5      Litigation...........................................................4
3.6      Finder's Fee.........................................................5
3.7      Reliance.............................................................5
3.8      Tax Matters..........................................................5
3.9      Outstanding Obligations..............................................5
3.10     Joint and Several Liabilities of the Company.........................5

          ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

4.1      Organization; Authority..............................................6
4.2      No Violation.........................................................6
4.3      Consents and Approvals...............................................6
4.4      Financing............................................................6
4.5      Investment Representation............................................6

                             ARTICLE 5. COVENANTS

5.1      Satisfaction of Conditions...........................................7
5.2      Transfer Taxes.......................................................7
5.3      Solicitation.........................................................7
5.4      Voting...............................................................8
5.5      Bankruptcy Court Approval............................................8
5.6      Fiduciary Duties.....................................................9
5.7      General Release and Waiver..........................................10
5.8      Certain Events......................................................11
5.9      Publicity...........................................................11

                ARTICLE 6. CONDITIONS TO CLOSING; TERMINATION

6.1      Conditions to Each Party's Obligations..............................12
6.2      Conditions to Obligations of the Purchaser..........................12


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


6.3      Conditions to Obligations of the Sellers............................13
6.4      Termination.........................................................13
6.5      Effect of Termination...............................................14

                      ARTICLE 7. MISCELLANEOUS PROVISIONS

7.1      Other Agreements....................................................14
7.2      Survival of Representations and Warranties..........................15
7.3      Transactional Costs.................................................15
7.4      Successors and Assigns..............................................15
7.5      Notices.............................................................15
7.6      Entire Agreement....................................................16
7.7      Amendments and Waivers..............................................16
7.8      Headings............................................................16
7.9      Terms...............................................................16
7.10     Governing Law; Jurisdiction and Venue...............................16
7.11     No Third Party Beneficiaries........................................17
7.12     Counterparts........................................................17
7.13     Interpretation......................................................17
7.14     Acknowledgements....................................................18
7.15     Trustee Capacity....................................................18
7.16     Guarantee by Parent.................................................18

                           STOCK PURCHASE AGREEMENT

                  This Stock Purchase Agreement (the "Agreement"), dated as of December 16, 2001, is made by and among Cendant Corporation ("Parent"), Cardigan Acquisition Corporation (the "Purchaser"), The Bennett Funding Group, Inc. ("BFG"), Bennett Management & Development Corporation ("BMDC"), Bennett Receivables Corporation, Bennett Receivables Corporation II, The Processing Center, Inc., Resort Service Company, Inc., American Marine International, Ltd. and Aloha Capital Corporation (such entities are referred to herein as the "Sellers").

                                   RECITALS

                  WHEREAS, BFG currently owns beneficially all of the 11,983 issued and outstanding shares of the Series 2 Class A Cumulative Redeemable Preferred Stock, $3.00 par value (the "Series 2 Preferred Stock"), of Equivest Finance Inc., a Delaware corporation (the "Company"), which shares have liquidation preference of $1,000 per share plus accrued and unpaid dividends thereon which accrue at the rate of $60 per share per annum.

                  WHEREAS, each of the Sellers currently owns beneficially such number of shares of common stock, $.01 par value ("Common Stock"), of the Company as are set forth opposite the name of such Seller on Exhibit A hereto.

                  WHEREAS, Parent, the Purchaser and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for the merger of the Purchaser with and into the Company with the Company continuing as the surviving corporation (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement).

                  WHEREAS, the Sellers are debtors in a substantively consolidated Chapter 11 case entitled In re The Bennett Funding Group, Inc., Case No. 96-61376 (the "Bankruptcy Case"), filed in the United States Bankruptcy Court for the Northern District of New York (the "Bankruptcy Court") on March 29, 1996 under Chapter 11 of Title 11 of the United States Code, Sections 101-1330 (as amended, the "Bankruptcy Code").

                  WHEREAS, Richard C. Breeden was appointed as Chapter 11 trustee (the "Trustee") in the Bankruptcy Case on April 18, 1996.

                  WHEREAS, the Sellers desire to sell to the Purchaser, and the Purchaser desires to purchase from the Sellers, the Common Stock and the Series 2 Preferred Stock owned by the Sellers on the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the foregoing Recitals (which are hereby incorporated by reference), the agreements hereafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to be legally bound as follows:

ARTICLE 1.  PURCHASE AND SALE OF TARGET SECURITIES.

         1.1 Agreement to Purchase and Sell. On the Closing Date (as defined in Section 2.1) and upon the terms and subject to the conditions set forth in this Agreement, each Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser will accept and purchase from each Seller, all of such Seller's rights, title and interests in and to all of (a) the shares of Common Stock held by such Seller, and (b) the shares of Series 2 Preferred Stock held by such Seller (the shares referred to in (a) and (b), collectively, the "Target Securities"), in each case free and clear of all Liens.

         1.2 Purchase Price. Subject to the terms and conditions set forth herein, the Purchaser shall pay or cause to be paid to the Sellers, in cash
(i) $3.00 multiplied by the number of shares of Common Stock held by the Sellers as set forth opposite their names on Exhibit A, and (ii) the sum of
(x) $12,750,000 plus (y) the amount of accrued and unpaid dividends per share of Series 2 Preferred Stock since January 1, 2002 through the Closing Date, multiplied by the number of shares of Series 2 Preferred Stock held by the Sellers as set forth opposite their names on Exhibit A ((i) and (ii) together, the "Purchase Price").

ARTICLE 2.  CLOSING.

         2.1 Closing. Consummation of the transactions contemplated hereby (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, at 10:00 a.m., local time, on the first business day following the day on which the last of the conditions set forth in Sections 6.1, 6.2 and 6.3 is fulfilled or waived (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of those conditions), or at such other time and place and on such other date as the Purchaser and the Sellers shall agree (the "Closing Date").

         2.2 Sellers' Closing Deliveries. (a) Subject to the conditions set forth in this Agreement, at the Closing, simultaneously with the Purchaser's deliveries hereunder, each Seller shall deliver or cause to be delivered to the Purchaser stock certificates representing the Target Securities owned by such Seller as set forth on Exhibit A hereto accompanied by stock powers duly endorsed in blank or accompanied by duly executed instruments of transfer and appropriate signature guarantees, with all necessary transfer tax and other revenue stamps affixed thereto.

                  (b) At the Closing, the Sellers will also deliver the following to the Purchaser:

                           (i)      certificates of each of the Sellers as
contemplated by Section 6.2(c);

                           (ii)     a duly executed certificate from each
Seller (each, a "FIRPTA Certificate") of non-foreign status in the form and manner that complies with Section 1445 of the Code and the Treasury Regulations promulgated thereunder.

Notwithstanding anything to the contrary contained herein, if any Seller fails to deliver a FIRPTA Certificate and the Purchaser elects to proceed with the Closing, the Purchaser shall be entitled to withhold the amount required to be withheld pursuant to Section 1445 of the Code from the Purchase Price payable to such Seller; and

                           (iii)    all such other certificates, documents and
instruments as the Purchaser shall reasonably request in connection with the consummation of the transactions contemplated by this Agreement.

         2.3 Purchaser's Closing Deliveries. Subject to the conditions set forth in this Agreement, at the Closing, simultaneously with the Sellers' deliveries hereunder, the Purchaser shall deliver or cause to be delivered to the Sellers, the Purchase Price (less, if applicable pursuant to Section 2.2(b)(ii), any amounts withheld by the Purchaser) in immediately available funds to a United States account designated in writing by the Sellers.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each of the Sellers, jointly and severally, hereby represents and warrants to Parent and the Purchaser, as follows:

        3.1       Ownership of Stock; Title.

                  (a) Each such Seller is the sole lawful beneficial owner of the number and type of Target Securities set forth opposite such Seller's name on Exhibit A hereto, which ownership is free and clear of all Liens. Except as set forth on Schedule 3.1, the Target Securities set forth opposite each Seller's name on Exhibit A hereof, are the only class or classes of capital stock, securities convertible into or exchangeable for any shares of capital stock, warrants, options, agreements, call rights, conversion rights, exchange rights, preemptive rights or other rights or commitments or understandings which call for the issuance, sale, delivery, pledge, transfer, redemption or other disposition of any shares of capital stock of the Company or any of its Subsidiaries that such Seller or any of the other Sellers owns, beneficially or of record. Except as set forth on Schedule 3.1, such Seller is not a party to any agreement creating rights with respect to such Seller's Target Securities in any Person, and such Seller has the full power and, subject to approval of the Bankruptcy Court without any stay thereof being in force, legal right to sell, assign, transfer and deliver such Seller's Target Securities. Except as set forth on Schedule 3.1, there are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, voting trust agreement, proxies, calls or rights to subscribe of any character relating to the Target Securities owned by such Seller. Such Seller has not received any notice of any adverse claim to the ownership of any such Target Securities, does not have any reason to know of any such adverse claim that may be justified and is not aware of existing facts that would give rise to any adverse claim to the ownership of such Target Securities. On the Closing Date, such Seller shall have good and marketable title to such Target Securities, free and clear of all Liens. The delivery of certificates for the Target Securities owned by such Seller to the Purchaser pursuant to the provisions of this Agreement will transfer to the Purchaser good and marketable title to such Target Securities, free and clear of all Liens, except for Liens created by the Purchaser.

                  (b) The Target Securities and the certificates representing the Target Securities owned by each Seller are now, and at all times during the term hereof will be, held by the relevant Seller or by a nominee, trustee or custodian for the benefit of such Seller, free and clear of all Liens, except for any such Liens arising hereunder.

         3.2 Organization. Each such Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation.

         3.3 Authority. Each such Seller has the requisite power and authority and has full legal capacity necessary to execute, deliver and, subject to approval of the Bankruptcy Court without any stay thereof being in force, perform its obligations under this Agreement and the other agreements and instruments to be executed and delivered by such Seller hereunder or in connection herewith and to carry out such Seller's obligations hereunder and thereunder and the transactions contemplated hereby and thereby. The execution and delivery to the Purchaser of this Agreement and the other agreements and instruments to be executed and delivered by such Seller hereunder or in connection herewith and the consummation of the transactions contemplated hereby has been duly authorized by such Seller and its governing bodies. No other proceedings on the part of such Seller, other than approval of the Bankruptcy Court without any stay thereof being in force, are necessary to authorize such execution, delivery and performance. This Agreement has been duly and validly executed and delivered to the Purchaser by such Seller and, subject to approval of the Bankruptcy Court without any stay thereof being in force, constitutes a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

         3.4      No Violation; Consents and Approvals.

                  (a) Except as set forth on Schedule 3.4(a), the execution and delivery of this Agreement by such Seller and the consummation of the transactions contemplated hereby do not and will not: (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws or other organizational documents of such Seller; (ii) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation, modification or acceleration of the performance required by or a loss of a benefit under, any note, bond, mortgage, indenture, deed of trust, lease contract or agreement by which such Seller or any of such Seller's Target Securities are bound (except to the extent such breach, violation or default is not reasonably likely to materially impair the ability of the Sellers to consummate the transactions contemplated hereby); (iii) constitute a violation of any Order, to which such Seller or any of such Seller's Target Securities are bound; or (iv) result in the creation of any Lien upon any of such Seller's Target Securities.

                  (b) Except for consents and approvals of, or filings with, the Bankruptcy Court without any stay thereof being in force, and as set forth on Schedule 3.4(b), no consent, approval, permit, waiver, authorization, notice or filing is required to be made or obtained in connection with the execution, delivery and performance by such Seller of this Agreement or the consummation of the transactions contemplated hereby.

         3.5 Litigation. Except for the Bankruptcy Case and actions instituted or, to such Seller's knowledge, threatened after the date hereof challenging or seeking to prevent, or which arise as a result, directly or indirectly, of the consummation of the transactions contemplated by this Agreement or the Merger Agreement, (i) there are no suits, claims, arbitrations, mediations, actions or proceedings pending or, such Seller's knowledge, threatened or investigations pending or threatened against such Seller or with respect to the Target Securities, before any Governmental Authority and (ii) such Seller and its Target Securities are not subject to any order, judgment, injunction or decree of any Governmental Authority, in each case, which restricts in any material respect or prohibits (or, if successful, would restrict in any material respect or prohibit), the exercise by any party or beneficiary of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

         3.6 Finder's Fee. Such Seller has not employed, nor is such Seller subject to a valid claim of, any broker, finder, financial adviser or other intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or commission from Parent, the Purchaser or the Company.

         3.7 Reliance. Each Seller understands and acknowledges that Parent and the Purchaser are entering into the Merger Agreement in reliance upon such Seller's execution and delivery of this Agreement.

         3.8 Tax Matters. Since January 1, 1987, (i) BFG has never owned (directly or indirectly) any stock of BMDC and (ii) BMDC has not owned (directly or indirectly) any stock of BFG. BFG and BMDC have never been members of the same affiliated group within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended. Neither BFG nor BMDC, individually, has ever owned stock of the Company (i) possessing at least 80 percent of the total voting power of the Company and (ii) having a value equal to at least 80 percent of the total value of the stock of the Company.

         3.9 Outstanding Obligations. Except as set forth on Schedule 3.9, the Company and its Subsidiaries have no outstanding liabilities or obligations to, and there are no amounts due from the Company and its Subsidiaries to, such Seller, and such Seller has no Claim (as defined in Section 5.7(a)) against the Company or any of its Subsidiaries.

         3.10 Joint and Several Liabilities of the Company. Except as set forth on Schedule 3.10, neither the Company nor any Subsidiary of the Company nor any of their respective assets or properties is directly or indirectly liable for or subject to any Claim that has been or may be asserted against any of the Sellers, the consolidated estate of the Sellers (the "Consolidated Estate"), or any affiliate (other than the Company or its Subsidiaries) of the Sellers or of the Company or its Subsidiaries, to the extent that such Claim is based in whole or in part upon (x) actions (or inactions) of or by the Sellers, the Consolidated Estate, any of their affiliates or any Person acting in concert with them (other than the Company or its Subsidiaries) or (y) the fact that the Company or any of its Subsidiaries were at any time an affiliate of the Sellers or any of them, including, without limitation, (i) claims that have been scheduled in the Bankruptcy Case, (ii) claims evidenced by proofs of claim filed in the Bankruptcy Case, (iii) claims relating to Taxes, (iv) claims under ERISA, and (v) Environmental Claims.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to each Seller as follows:

         4.1      Organization; Authority.

                  (a) The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now being conducted. The Purchaser has full power and authority necessary to execute, deliver and perform its obligations under this Agreement and the other agreements and instruments to be executed and delivered by the Purchaser hereunder or in connection herewith, to carry out its obligations and to consummate the transaction contemplated hereunder and thereunder. The execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered by the Purchaser hereunder or in connection herewith by the Purchaser, and the consummation by the Purchaser of the transactions contemplated hereby, have been duly authorized pursuant to and in accordance with the laws governing the Purchaser.

                  (b) This Agreement and the other agreements and instruments to be executed and delivered by the Purchaser hereunder or in connection herewith have been duly and validly executed, authorized and delivered by the Purchaser and constitute valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

         4.2 No Violation. The execution and delivery by the Purchaser of this Agreement and the transactions contemplated hereby do not and will not
(i) conflict with or result in any breach of any provision of the certificate of incorporation, bylaws of the Purchaser, (ii) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation, modification or acceleration of the performance required by or a loss of a benefit under, any material agreement, permit or other instrument to which the Purchaser is a party or to which the Purchaser is subject (except to the extent such breach, violation or default is not reasonably likely to materially impair the ability of the Purchaser to consummate the transactions contemplated hereby or to hold the Target Securities), or (iii) violate any material order, judgment, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser or to which the Purchaser is subject.

         4.3 Consents and Approvals. Except as set forth on Schedule 4.3, no consent, approval, permit, waiver, authorization, notice or filing is required to be made or obtained in connection with the execution, delivery and performance by the Purchaser of this Agreement or the consummation of the transactions contemplated hereby.

         4.4 Financing. As of the Closing Date, the Purchaser will have available to it financing necessary to consummate the transactions contemplated hereby.

         4.5 Investment Representation. The Purchaser is accepting the Target Securities being acquired hereunder for its own account and not for any other person and for investment purposes only and without any view to distribute, resell or otherwise transfer the same.

ARTICLE 5.  COVENANTS.

         5.1      Satisfaction of Conditions.

                  (a) The Purchaser and the Sellers shall cooperate with each other and use reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement as soon as reasonably practicable, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports, applications and other filings and to obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Authority in order to consummate the transactions contemplated by this Agreement.

                  (b) Nothing in this Agreement shall require, or be construed to require, Parent or the Purchaser, in connection with the receipt of any regulatory consent, registration, approval permit or authorization, to proffer to, or agree to (i) sell or hold separate and agree to sell, divest, discontinue or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Purchaser, the Company or any of their respective affiliates (or to consent to any sale, or agreement to sell, or discontinuance or limitation by Parent, the Purchaser, the Company or any of their respective affiliates, as the case may be, of any of their respective assets or businesses) or (ii) agree to any conditions relating to, or changes or restrictions in, the operations of any such assets or businesses which, in the case of either clause (i) or (ii), is reasonably likely, individually or in the aggregate, to materially and adversely impact the aggregate economic or business benefits, taken as a whole, to Parent or the Purchaser and their affiliates, of the transactions contemplated by this Agreement or the Merger Agreement.

         5.2 Transfer Taxes. All excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar Taxes and fees which may be imposed or assessed as a result of the transactions effected pursuant to this Agreement, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, shall be borne by the Sellers.

         5.3      Solicitation.

                  (a) The Sellers shall not, and shall use their reasonable best efforts to cause their respective directors, officers, employees, representatives (including any investment bankers, attorney or accountant retained by any such Persons) and agents not to, directly or indirectly, take any action or refrain from taking any action that, if taken by the Company, would result in a breach of the Company's obligations pursuant to Sections 5.2 and 5.3 of the Merger Agreement.

                  (b) Notwithstanding anything contained herein to the contrary but subject in all cases to the terms of Sections 5.2 and 5.3 of the Merger Agreement, this Agreement shall not limit or affect any actions taken by any member of the Company Board of Directors nominated by, or appointed at the request of, a Seller solely in his or her capacity as a director of the Company.

         5.4 Voting. Subject to approval of the Bankruptcy Court without any stay thereof being in force, each of the Sellers agrees (i) that all of the Target Securities beneficially owned by such Seller, or over which such Seller has voting power or control, directly or indirectly (including any shares of Common Stock or shares of Series 2 Preferred Stock acquired after the date hereof), at the record date for any meeting of stockholders of the Company called to consider and vote to approve the Merger Agreement and/or the transactions contemplated thereby (or any action by written consent in lieu of any such meeting), will be present at such meeting in person or by proxy (or for purposes of any action by written consent in lieu of any such meeting) and will be voted by such Seller in favor thereof, and (ii) that such Seller will not vote such Target Securities in favor of any other Acquisition Proposal.

         5.5      Bankruptcy Court Approval.

                  (a) As soon as practicable, but in any event within four business days following the execution of this Agreement, the Sellers shall file a motion in form and substance reasonably satisfactory to the Purchaser (the "Motion") under Sections 105, 363 and 1146(c) of the Bankruptcy Code seeking entry of an order (the "Bankruptcy Court Approval") approving this Agreement and the transactions contemplated hereby and containing the provisions set forth in (i) through (xi) below. The Bankruptcy Court Approval, substantially in the form of which is attached hereto as Exhibit B, shall, among other things: (i) grant the relief requested in the Motion; (ii) ratify and approve the execution and delivery of this Agreement by the Sellers and the Trustee on behalf of the Sellers and authorize the Sellers' performance hereunder and to authorize them to execute and deliver any additional documents and instruments requested by the Purchaser and to perform thereunder in order to carry out the provisions of and transactions contemplated by this Agreement; (iii) authorize and direct the Sellers to sell the Target
Securities held by them, pursuant to the terms and conditions herein, to the Purchaser, free and clear of all and any Liens, liabilities and Claims of every kind or nature; (iv) authorize and direct the Trustee on behalf of the Sellers to vote the Target Securities in accordance with the provisions of
Section 5.4; (v) determine that the Purchaser is a good faith purchaser pursuant to Section 363(m) of the Bankruptcy Code; (vi) determine that the Purchaser is not deemed to have, de facto or otherwise, merged with or into the Sellers or to be a mere continuation of the Sellers; (vii) determine that the Purchase Price is a fair and reasonable price for the Target Securities held by the Sellers; (viii) confirm the adequacy of notice to all creditors and parties in interest; (ix) provide for the retention of jurisdiction in the Bankruptcy Court over matters relating to the transactions contemplated in this Agreement as they relate to the Sellers; (x) exempt the transactions contemplated hereby from transfer taxes pursuant to Section 1146(c) of the Bankruptcy Code; and (xi) declare that neither the Company nor any Subsidiary of the Company nor any of their respective assets or properties is directly or indirectly liable for or subject to any Claim that has been or may be asserted against the Sellers or any of them, the Consolidated Estate, or any affiliate (other than the Company or its Subsidiaries) of the Sellers or of the Company or its Subsidiaries to the extent that such Claim is based in whole or in part upon (i) actions (or inactions) of or by the Sellers, the Consolidated Estate, any of their affiliates or any Person acting in concert with them (other than the Company or its Subsidiaries) or (ii) the fact that the Company or any of its Subsidiaries were at any time affiliates of the Sellers or any of them, including, without limitation, (A) claims that have been scheduled in the

Bankruptcy Case, (B) claims evidenced by proofs of claim filed in the Bankruptcy Case, (C) claims relating to Taxes, (D) claims under ERISA, and (E) Environmental Claims, and enjoin any and all holders of any such claim from asserting, prosecuting or otherwise pursuing any such claim against the Company or any of its Subsidiaries or any of their respective assets or properties; provided, that if the Bankruptcy Court will not grant such declaration and injunction for all or any of the matters enumerated in subparagraphs (A) through (E) above, the Sellers and the Consolidated Estate shall and hereby do (in the event that such injunction and declaration is not granted and subject to the approval of the Bankruptcy Court without any stay thereof being in force), jointly and severally, indemnify Parent, the Purchaser and their successors, permitted assigns and affiliates, and their respective officers, directors, employees, agents, representatives and affiliates (collectively, the "Purchaser Indemnified Parties") from and against and shall reimburse the same for and in respect of any and all losses, costs, fines, liabilities, claims, penalties, damages (other than consequential damages) and expenses (including all legal fees and expenses) of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated (collectively "Losses") which may be suffered, sustained or incurred by, or claimed or assessed against, any of them or to which any of them may be subject, in connection with any and all Claims, suits or Losses which arise from or are related to the matters set forth above but not so covered by such declaration and injunction; provided, however, that any claims for indemnification under this Section 5.5(a) that are not asserted against the Sellers and the Consolidated Estate by the Purchaser Indemnified Parties on or before substantial consummation of any Chapter 11 plan for the Sellers shall be forever barred and discharged. The Sellers shall promptly notify the Purchaser of any action taken by the Bankruptcy Court with respect to the approval required hereunder.

                  (b) Each of the Sellers shall use its reasonable best efforts to seek the Bankruptcy Court Approval on or before January 10, 2002. Each of the Sellers shall neither take any action nor fail to take any action, which action or failure to act would reasonably be expected to result in the failure to obtain the Bankruptcy Court Approval. Without limiting the generality of the foregoing, none of the Sellers shall propose any motion to the Bankruptcy Court or take action relating to the Bankruptcy Case which is inconsistent with the terms of this Agreement or the Bankruptcy Court Approval.

                  (c) Except (i) with respect to the Sellers' obligations pursuant to Sections 1.1 and 2.2 hereof, and (ii) with respect to the Purchaser's obligations pursuant to Sections 1.2 and 2.3 hereof, this Agreement shall be effective as of the date hereof. Sections 1.1, 1.2, 2.2 and
2.3 hereof shall become effective at such time as the Bankruptcy Court Approval shall be granted without any stay thereof being in force.

         5.6 Fiduciary Duties. Notwithstanding anything contained herein to the contrary, each of the Sellers shall have the right to take or refrain from taking any such acts as it shall have reasonably determined are necessary to fulfill its fiduciary obligations as a debtor and debtor in possession, including, but not limited to, the right to entertain and, if appropriate, accept any higher and better offers to purchase the Target Securities (an "Alternative Transaction"), and the Sellers shall not be deemed to be in breach of any provision of this Agreement as a result of taking any such action or refraining from taking any such action; provided, that the Sellers shall furnish the Purchaser with written notice of the terms of any competing offer to purchase the Target Securities and, if permitted by the Bankruptcy Court and applicable Law, shall provide the Purchaser a reasonable opportunity to match any such competing offer. In addition, notwithstanding anything contained herein to the contrary, but subject in all cases to the terms of Sections 5.2 and 5.3 of the Merger Agreement, this Agreement shall not limit or affect any actions taken by any member of the Company Board of Directors nominated by, or appointed at the request of, a Seller solely in his or her capacity as a director of the Company.

        5.7       General Release and Waiver.

                  (a) Except as expressly set forth in this Section 5.7, upon the Closing hereof, each of the Sellers (on behalf of themselves and their controlled affiliates, successors, and assigns) and the Consolidated Estate (collectively, the "Releasing Parties") hereby releases, remises and acquits Parent, the Purchaser, the Company and all of their respective affiliates, successors and assigns, and their respective officers, directors, shareholders, members, agents, executives, consultants, independent contractors, attorneys, and advisers (in their capacities as such) (collectively, the "Released Parties") from any and all claims, known or unknown, which such Releasing Parties have or may have against any of the Released Parties and any and all liabilities which any of the Released Parties may have to such Releasing Parties, in each case arising on or prior to the Closing Date, whether denominated claims, counter-claims, setoffs, recoupment, demands, causes of action, obligations, damages or liabilities arising from any and all bases (all such claims and liabilities, including, but not limited to, any and all "claims" (as defined in 11 U.S.C 101(5)) and any claims that were or could have been brought under Chapter 5 of the Bankruptcy Code, collectively, the "Claims") that each of the Releasing Parties has or may have; provided, however, that the release by the Releasing Parties hereunder of Parent or any of its Subsidiaries (other than the Company and its Subsidiary) shall be limited to Claims of a Releasing Party against Parent or any of its Subsidiaries (other than the Company and its Subsidiaries) to the extent that such Claims relate to the Company or any of its Subsidiaries. Each of the Releasing Parties further agrees that such Releasing Party will not assert, prosecute or file or permit to be asserted, prosecuted or filed on such Releasing Party's behalf any such released Claim. This release is for any relief, no matter how denominated, including, but not limited to, injunctive relief, compensatory damages, or punitive damages. This release shall not apply to any Claims that any of the Releasing Parties may have against any Released Party arising from, relating to or in connection with, (i) Parent's or the Purchaser's obligations pursuant to this Agreement and (ii) any of the matters listed on Schedule 3.9 to the extent amounts are due to the Releasing Parties with respect thereto.

                  (b) Each of the parties hereto acknowledges that their respective agreements hereunder are being provided in consideration of the release contained in this Section 5.7 and that they may not otherwise be entitled to certain of the benefits described herein. Each of the parties hereto agrees not to make any Claim or take any position inconsistent with such releases.

                  (c) Except as expressly set forth in this Section 5.7(c), each of the Company and its Subsidiaries (on behalf of themselves and their controlled affiliates, successors, and assigns) (collectively, the "Company Releasing Parties") hereby releases, remises and acquits each of the Sellers and the Consolidated Estate (collectively, the "Debtor Released Parties") from any and all Claims which each of such Company Releasing Parties has or may have against any of the Debtor Released Parties arising on or prior to the Closing Date; provided, however, that nothing set forth herein shall or shall be deemed to release, remise and acquit the Debtor Released Parties from, and the Debtor Released Parties shall be responsible for, any Claims that the Company or any of its Subsidiaries has or may have against the Debtor Released Parties (A) arising from Claims asserted or threatened to be asserted by any Person against the Company or any of its Subsidiaries to the extent that such Claims are based upon (i) actions or inactions of or by the Sellers, the Consolidated Estate, any of their affiliates or any Person acting in concert with them (other than the Company and its Subsidiaries) or (ii) the fact that the Company and its Subsidiaries were at any time affiliates of the Sellers or any of them; or (iii) loans, advances or the provision of goods and services to or any other liabilities of the Debtor Released Parties or their affiliates (other than the Company and its Subsidiaries); (B) arising from, relating to or in connection with the obligations of the Debtor Released Parties (or any of them) pursuant to this Agreement; and (C) asserted or assertable against any of the Debtor Released Parties under theories of contribution, subrogation or indemnification. Each of the Company Releasing Parties further agrees that such Company Releasing Party will not assert, prosecute or file or permit to be asserted, prosecuted or filed on such Company Releasing Party's behalf any such released Claim. This release is for any relief, no matter how denominated, including, but not limited to, injunctive relief, compensatory damages, or punitive damages.

         5.8 Certain Events. In the event of any change in the Common Stock or Series 2 Preferred Stock by reason of a stock dividend, stock split, split-up, recapitalization, reorganization, business combination, consolidation, exchange of shares, or any similar transaction or other change in the capital structure of the Company affecting the Common Stock or the Series 2 Preferred Stock or the acquisition of additional shares of Common Stock, Series 2 Preferred Stock or other securities or rights of the Company by any Seller: (a) the number of Shares and/or Series 2 Preferred Stock owned by such Seller shall be adjusted appropriately, and (b) this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock, Series 2 Preferred Stock or other securities or rights of the Company issued to or acquired by each of the Sellers.

        5.9       Publicity.

                  (a) Each of the parties hereto agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties hereto; provided, however, that such disclosure may be made without obtaining such prior consent if (i) the disclosure is required by Law or any Governmental Authority, including but not limited to, any national securities exchange, trading market or inter-dealer quotation system on which the Shares or the common stock of Parent trade and (ii) the party making such disclosure has first used its reasonable best efforts to consult with the other parties about the form and substance of such disclosure.

                  (b) Each Seller hereby agrees to permit Parent and the Purchaser to publish and disclose (including in all documents, statements and schedules filed with the SEC), subject to review and approval (which approval shall not be unreasonably withheld) of such Seller its identity and ownership of the Target Securities and the nature of its commitments, arrangements and understandings under this Agreement.

ARTICLE 6.  CONDITIONS TO CLOSING; TERMINATION.

         6.1 Conditions to Each Party's Obligations. The respective obligations of each party under this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions, unless waived by the Purchaser and the Sellers in writing:

                  (a) No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the transactions contemplated hereby.

                  (b) No action, suit or proceeding shall have been instituted, or shall be pending or threatened in writing, by a Governmental Authority (i) seeking to restrain in any material respect or to prohibit the consummation of the transactions contemplated hereby, (ii) seeking to obtain from the Sellers, the Consolidated Estate, Parent or the Purchaser, as the case may be, or any of their respective affiliates any material damages with respect to the transactions contemplated hereby, or (iii) seeking to impose the Restraints referred to in subsection (a) above.

                  (c) All material consents, orders or approvals of, declarations or filings with, and expirations of waiting periods imposed by, any Governmental Authority or third party that are required for the consummation of the transactions contemplated hereby, if any, shall have been obtained and in effect.

         6.2 Conditions to Obligations of the Purchaser. The obligations of Parent and the Purchaser under this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions, unless waived by the Purchaser in writing:

                  (a) The Sellers shall have performed and complied in all material respects with their obligations under this Agreement required to be performed by them at or prior to the Closing Date.

                  (b) The representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects (except for representations and warranties qualified as to materiality, which shall be true in all respects), in each case as of the date of this Agreement and at and as of the Closing Date as if made at and as of such date.

                  (c) The Purchaser shall have received a certificate signed by each of the Sellers to the effect of Sections 6.2(a) and 6.2(b).

                  (d) The conditions set forth in Sections 7.1 and 7.2 of the Merger Agreement (other than Sections 7.1(a), 7.2(c) and 7.2(e)) shall have been fulfilled or waived by the Purchaser.

                  (e) The Sellers shall have made the deliveries required by Section 2.2.

                  (f) The Bankruptcy Court Approval shall have been obtained, shall contain the provisions set forth in Section 5.5(a) and shall have become a Final Order;

provided, however, that (i) if the Bankruptcy Court will not grant the declaration and injunction described in Section 5.5(a)(xi) and (ii) the Bankruptcy Court approves the Sellers' indemnification of the Purchaser Indemnified Parties for such Claims or Losses as described in the proviso of
Section 5.5(a), then the failure of the Bankruptcy Court Approval to contain the declaration and injunction set forth in Section 5.5(a)(xi) shall not be a condition of Closing. "Final Order" shall mean an order or judgment of the Bankruptcy Court as to which (a) the time to appeal, petition for certiorari, or motion for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or move for reargument or rehearing shall then be pending or, (b) in the event that an appeal, writ of certiorari, reargument or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied, or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure or Rule 7024 of the Federal Rules of Bankruptcy Procedure may be filed with respect to such order.

         6.3 Conditions to Obligations of the Sellers. The obligations of the Sellers under this Agreement are subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions, unless waived by the Sellers in writing:

                  (a) The Purchaser shall have performed and complied in all material respects with its obligations under this Agreement required to be performed by it at or prior to the Closing Date.

                  (b) The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (except for representations and warranties qualified as to materiality, which shall be true in all respects), in each case as of the date of this Agreement and at and as of the Closing Date as if made at and as of such date.

                  (c) The Sellers shall have received a certificate signed by an authorized officer of the Purchaser to the effect of Sections 6.3(a) and 6.3(b).

                  (d) The Bankruptcy Court Approval shall have been obtained, shall contain the provisions set forth in Section 5.5(a) (other than clauses (v), (vi) and (xi) of Section 5.5(a), the inclusion of which in the Bankruptcy Court Approval shall not be a condition to the obligations of the Sellers hereunder), and no stay thereof shall be in force.

         6.4 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

                  (a) by mutual written consent of the Sellers and the Purchaser;

                  (b) by either the Purchaser or the Sellers, if the Closing has not occurred on or before April 30, 2002; provided, however, that the right to terminate this Agreement pursuant to this Section 6.4(b) shall not be available to any party whose breach of a covenant, representation or warranty has been the cause of the failure of the Closing to occur on or before such date;

                  (c) by the Purchaser, if there has been a violation or breach by any Seller of any covenant, agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition contained in Article 6 hereof incapable of fulfillment and such violation or breach has not been waived by the Purchaser;

                  (d) by the Sellers, if there has been a violation or breach by the Purchaser of any covenant, agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition contained in Article 6 hereof incapable of fulfillment and such violation or breach has not been waived by the Sellers;

                  (e) by either the Purchaser or the Sellers, if a Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby (which order, decree, ruling or other action the party seeking to terminate this Agreement shall have used their reasonable best efforts to lift);

                  (f) by the Purchaser, if the Merger Agreement is terminated pursuant to Section 8.1 of the Merger Agreement; or

                  (g) by the Purchaser, if the Sellers enter into or accept an Alternative Transaction with a Person other than the Purchaser or Parent (or an affiliate or designee of the Purchaser or Parent).

If the Purchaser or the Sellers terminate this Agreement pursuant to the provisions hereof, such termination will be effected by written notice to the other party specifying the provision hereof pursuant to which the termination is made.

         6.5 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.4, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or any of its affiliates, directors, officers or stockholders, except
(a) as stated in this Section 6.5 and Article 7 which shall survive such termination, and (b) no such termination shall relieve any party hereto of any liability for the breach of any representation, warranty, covenant or agreement hereunder by such party.

ARTICLE 7.  MISCELLANEOUS PROVISIONS.

         7.1 Other Agreements. Until the Effective Time, Parent and the Purchaser shall not purchase any shares of Common Stock at a price per share of Common Stock greater than $3.00 (the "Consideration Threshold") from any stockholder of the Company (other than the Sellers) (the "Other Stockholder"), unless such greater price is also paid to the Sellers herein; it being understood that in no event shall any amount paid or to be paid (i) as consideration for any settlement of any dispute or pending or threatened litigation, or as consideration for a release of any Claims underlying such dispute or litigation, or (ii) pursuant to an agreement for the provision of services (whether rendered or to be rendered), in each case, to any such Other Stockholder be considered a payment for, or a purchase of, shares of Common Stock for purposes of determining if the price per share of Common Stock paid to the Other Stockholder is greater than the Consideration Threshold. Parent and Purchaser shall as soon as practicable advise the Sellers of any such settlement or agreement referred to in subsections (i) or (ii) above.

         7.2 Survival of Representations and Warranties. The representations and warranties set forth in Article 3 hereof shall survive the Closing; provided, however, that any claims for breach of such representations and warranties that are not asserted (i) against the Sellers by the Purchaser or (ii) against the Purchaser by the Sellers on or before substantial consummation of any Chapter 11 plan for the Sellers shall be barred.

         7.3 Transactional Costs. Except as set forth in Section 5.2, the Purchaser shall be responsible for all of its legal, accounting, advisory and other fees and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby and the Sellers shall be responsible for all legal, accounting (including all costs and fees), advisory and other fees and expenses incurred by the Sellers in connection with this Agreement and the consummation of the transactions contemplated hereby.

         7.4 Successors and Assigns. This Agreement and all provisions hereof will be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any right, interest, or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party, except that Parent and/or the Purchaser may assign their rights to an affiliate of Parent or the Purchaser; provided, that no such assignment shall relieve Parent or the Purchaser of their obligations hereunder, and provided that no party hereto or successor or assignee has the ability to subrogate any other person to any right or obligation under this Agreement.

         7.5 Notices. All notices, requests, consents, instructions and other communications required or permitted to be given hereunder shall be in writing and hand delivered, sent by nationally recognized, next-day delivery service or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed as set forth below or by facsimile transmission; receipt shall be deemed to occur on the date of actual receipt if delivered personally or by registered or certified mail and 12 hours from the time of transmission if sent by facsimile.

                  (a)      if to the Purchaser, to:
                           Cardigan Acquisition Corporation
                           c/o Cendant Corporation
                           9 West 57th Street, 37th Floor
                           New York, NY 10019
                           Attention:  General Counsel
                           Fax: 212-413-1923
                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, NY 10036
                           Attention: David Fox, Esq.
                           Fax: 212-735-2000;

                  (b) if to any of the Sellers, to the address set forth under such Seller's name on Exhibit A hereto:

                           with a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Ave
                           New York, NY 10017
                           Attention: James M. Cotter, Esq.
                                      M.O. Sigal, Jr., Esq.
                           Telephone: 212-455-2000
                           Facsimile: 212-455-2502

or such other address or persons as the parties may from time to time designate in writing in the manner provided in this Section.

         7.6 Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto, and, to the extent relevant, the Merger Agreement represent the entire agreement and understanding of the parties hereto with respect to the transactions contemplated herein.

         7.7 Amendments and Waivers. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Parent, Purchaser and the Sellers or, in the case of a waiver, by the party waiving compliance or his or her representative. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

         7.8 Headings. The article and section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

         7.9 Terms. All references herein to Articles, Sections, Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

         7.10 Governing Law; Jurisdiction and Venue. Except as mandatorily required by the Bankruptcy Code, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to choice of law principles. Except as mandatorily required by the Bankruptcy Code, each party hereto hereby agrees that any proceeding relating to this agreement and the transactions contemplated hereby shall be brought in a State Court of New York or a federal court located in New York. Each party hereto hereby consents to personal jurisdiction in any such action brought in any such New York or federal court, consents to service of process by registered mail made upon such party and such party's agent and waives any objection to venue in any such New York or federal court and any claim that any such New York or federal court is an inconvenient forum.

         7.11 No Third Party Beneficiaries. Except as expressly contemplated in this Agreement, this Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         7.12 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         7.13 Interpretation. The table of contents is for convenience of reference only, does not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Unless otherwise stated, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. As used in this Agreement, "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or entity of any kind whatsoever, including any Governmental Authority. References to a Person are also to its permitted successors and assigns. References to the "Sellers' knowledge" shall mean the knowledge of any of the Sellers, after due inquiry and reasonable investigation. As used in this Agreement, "affiliate" means as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

         7.14 Acknowledgements. The parties hereto acknowledge and agree that (i) each party has reviewed and negotiated the terms and provisions of this Agreement and has had the opportunity to contribute to its revision, and
(ii) each party has been represented by counsel in reviewing and negotiating such terms and provisions. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor or against either party.

         7.15 Trustee Capacity. Richard C. Breeden is executing this Agreement on behalf of the Sellers solely in his capacity as Trustee of the Consolidated Estate of the Sellers in the Bankruptcy Case and shall have no personal responsibility or liability whatsoever under this Agreement. The Trustee makes no agreement or understanding herein in his capacity as a director of officer of the Company and nothing herein shall limit or affect any actions taken by the Trustee in his capacity as an officer or director of the Company.

         7.16 Guarantee by Parent. Parent hereby guarantees the performance of all obligations of the Purchaser contained in this Agreement (including, without limitation, all payment obligations hereunder).

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.


                           CENDANT CORPORATION


                           By:  /s/ Eric J. Bock
                                ----------------------------------------
                           Name:  Eric J. Bock
                                  --------------------------------------
                           Title:  Senior Vice President and Secretary
                                   -------------------------------------



                           CARDIGAN ACQUISITION CORPORATION


                           By:  /s/ Eric J. Bock
                                ----------------------------------------
                           Name:  Eric J. Bock
                                  --------------------------------------
                           Title:  Senior Vice President and Secretary
                                   -------------------------------------



                           SELLERS


                           THE BENNETT FUNDING GROUP, INC.


                           By:  /s/ Richard C. Breeden
                                ----------------------------------------
                           Name:  Richard C. Breeden
                                  --------------------------------------
                           Title:  Trustee
                                   -------------------------------------



                           BENNETT MANAGEMENT & DEVELOPMENT CORPORATION


                           By:  /s/ Richard C. Breeden
                                ----------------------------------------
                           Name:  Richard C. Breeden
                                  --------------------------------------
                           Title:  Trustee
                                   -------------------------------------

                           BENNETT RECEIVABLES CORPORATION

                           By:  /s/ Richard C. Breeden
                                ----------------------------------------
                           Name:  Richard C. Breeden
                                  --------------------------------------
                           Title:  Trustee
                                   -------------------------------------


                           BENNETT RECEIVABLES CORPORATION II

                           By:  /s/ Richard C. Breeden
                                ----------------------------------------
                           Name:  Richard C. Breeden
                                  --------------------------------------
                           Title:  Trustee
                                   -------------------------------------



                           THE PROCESSING CENTER, INC.

                           By:  /s/ Richard C. Breeden
                                ----------------------------------------
                           Name:  Richard C. Breeden
                                  --------------------------------------
                           Title:  Trustee
                                   -------------------------------------


                           RESORT SERVICE COMPANY, INC.


                           By:  /s/ Richard C. Breeden
                                ----------------------------------------
                           Name:  Richard C. Breeden
                                  --------------------------------------
                           Title:  Trustee
                                   -------------------------------------


                           AMERICAN MARINE INTERNATIONAL, LTD.


                           By:  /s/ Richard C. Breeden
                                ----------------------------------------
                           Name:  Richard C. Breeden
                                  --------------------------------------
                           Title:  Trustee
                                   -------------------------------------


                           ALOHA CAPITAL CORPORATION


                           By:  /s/ Richard C. Breeden
                                ----------------------------------------
                           Name:  Richard C. Breeden
                                  --------------------------------------
                           Title:  Trustee
                                   -------------------------------------

                                                                      EXHIBIT A


                                                      Number of
                                   Number of          Shares of Series
                                   Shares of          2 Preferred
                                   Common Stock       Stock
       Name and Address of         Beneficially       Beneficially
             Seller                Owned              Owned               Record Holder
       -------------------         ------------       ----------------    -------------
  All Sellers as a group*          20,685,248         11,983**           Common Stock

  Address:                                                                Richard C Breeden Ttee The Bennett
  Richard C. Breeden                                                      Funding Group: 5,271,000 shares
  As Trustee for the                                                      The Bennett Funding Group Inc. c/o
  Consolidated Estate of the                                              Richard C Breeden: 12,892,963
  Bennett Funding Group, Inc.                                             shares
  100 Northfield Street                                                   Bennett Management & Development
  Greenwich, CT 06830                                                     Corp.: 2,321,285 shares
  Telephone: (203) 618-0065                                               Richard C Breeden Bankruptcy Ttee
  Facsimile: (203) 618-0063                                               of Bennett Management &
                                                                          Development Corp.: 200,000 shares

                                                                          Preferred Stock: The Bennett
                                                                          Funding Group, Inc.

























-----------------------

* All of the Sellers, as members of a consolidated estate in bankruptcy, may have beneficial ownership over the Target Securities.

** Does not include shares to be issued as fourth quarter payment-in-kind dividend, which shares are expected to be issued on or before December 31, 2001.

                                                                      EXHIBIT B


                                 SEE ATTACHED





                                     B-1